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                                                                  Exhibit 10.23


                              EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT (hereafter the "Employment Agreement") is entered into as of August 28, 2001, by and among FA (WY) Acquisition Company, Inc., a Delaware corporation (the "Manager Member"), Friess Associates, LLC, a Delaware limited liability company (the "Employer"), and Foster S. Friess (the "Employee").

                              W I T N E S S E T H:

            WHEREAS, (i) Friess Associates, Inc., a Delaware corporation ("FAI"), (ii) The Community Foundation of Jackson Hole, a Wyoming non-profit corporation ("CFJH"), (iii) NCCF Support, Inc., a Georgia non-profit corporation ("NCCF" and, collectively with CFJH, the "Charities") and (iv) certain other key employees of the Employer and its affiliated company, Friess Associates of Delaware, LLC, a Delaware limited liability company (the "DE LLC") together own all of the outstanding membership interests in the Employer as of the date hereof and the DE LLC, as an affiliated company of the Employer will engage in the business of investment management with the Employer, and together they will conduct the Friess business formerly conducted by the Friess Companies (as defined below);

            WHEREAS, pursuant to that certain Purchase Agreement, dated as of August 28, 2001 (the "Purchase Agreement") by and among Affiliated Managers Group, Inc. ("AMG"), a Delaware corporation and the holder of all of the outstanding capital stock of the Manager Member, FAI, Friess Associates of Delaware, Inc., a Delaware corporation ("FAID" and, collectively with FAI, the "Friess Companies") and certain other parties as set forth therein, and as a condition precedent to the Employee having agreed to enter into this Employment Agreement, AMG has agreed to cause the Manager Member to purchase (i) from FAI and FAID at the "Closing" (as defined in the Purchase Agreement) (the "Closing") all of the membership interests in the Employer and in the DE LLC owned by FAI and FAID, respectively (other than certain retained minority membership interests to be held by FAI and FAID as of immediately following the Closing),
(ii) from each of the Charities at the Closing all of the membership interests in the Employer owned by such Charity, (iii) from the Employee at the Closing all of the membership interests in the DE LLC owned by the Employee, and (iv) from FAI and FAID on the third anniversary of the Closing (subject to certain conditions set forth in the Purchase Agreement) a portion of the retained minority membership interests held by FAI and FAID in the Employer and the DE LLC, respectively, as of immediately following the Closing, and as of the Closing the Manager Member will become the "manager" of each of the Employer and of the DE LLC within the meaning of the Act;

            WHEREAS, pursuant to that certain Management Owner Purchase Agreement, dated as of August 28, 2001, by and among AMG and certain other key employees of the Employer, AMG has agreed (subject to the conditions set forth in the Management Owner Purchase Agreement) to cause the Manager Member to purchase from such other key employees of the Employer at the Closing all of the ownership interests in the Employer owned by such other key employees of the Employer;

            WHEREAS, as the owner of fifty percent (50%) of the outstanding capital stock of FAI and FAID, and as a condition precedent to the Employee having agreed to enter into this Employment Agreement, the Employee personally
will receive approximately     at the Closing in respect of the sale of
the business of FAI and FAID provided for in the Purchase
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Agreement, with an additional approximately      to be received at the
Closing by (or for the benefit of) the Employee's wife as the owner of the remaining fifty percent (50%) of the outstanding capital stock of FAI and FAID (subject to adjustment in the circumstances provided for in the Purchase Agreement), and the Employee may receive substantial additional payments in connection with the subsequent sale of membership interests to AMG contemplated to occur on the third anniversary of the Closing Date as provided in the Purchase Agreement;

            WHEREAS, as a further condition precedent to the Employee having agreed to enter into this Employment Agreement, on the Closing Date the Employee (through FAI and FAID) will retain (subject to the conditions set forth in the Purchase Agreement) minority membership interests in the Employer and the DE LLC, and will (through FAI and FAID) become a Non-Manager Member of the Employer and the DE LLC and a member of their respective Management Committees as of immediately following the Closing; reference is hereby made to that certain Amended and Restated Limited Liability Company Agreement of the Employer dated as of the date hereof and effective as of the Closing, as the same may be amended and/or restated from time to time (the "LLC Agreement");

            WHEREAS, in addition to his receipt (through his and his wife's ownership of FAI) of the majority of the proceeds resulting from the sale of the business of the Employer and the DE LLC to AMG (as described in the foregoing recitals), the Employee will receive substantial economic and other benefits if the transactions contemplated by the Purchase Agreement are consummated, both as a Non-Manager Member (through FAI and FAID) of the Employer and the DE LLC from and after the Closing and pursuant to the terms of this Employment Agreement, the LLC Agreement and the DE LLC Agreement;

            WHEREAS, it is a condition precedent to the obligation of AMG to consummate the transactions contemplated by the Purchase Agreement that the Employee, as a seller (through FAI) of ownership interests in the Employer and a key employee of the Employer, enter into and be bound by an employment agreement with the Employer in the form hereof, supplanting as of the Closing any previous employment agreement or arrangement that Employee may have had with the Employer or either of the Friess Companies;

            WHEREAS, it is a condition precedent to the Employee becoming a Non-Manager Member of the Employer at the Closing that the Employee enter into and be bound by an employment agreement with the Employer in the form hereof;

            WHEREAS, the Manager Member and the Employer recognize the importance of the Employee to the Employer and the DE LLC and to the Employer's and the DE LLC's ability to retain their client relationships, and desire that the Employer employ the Employee for the period of employment and upon and subject to the terms herein provided;

            WHEREAS, the Manager Member and the Employer wish to be assured that the Employee will not compete with the Employer, the DE LLC or any of their respective Controlled Affiliates during the period of employment and for a period thereafter, and that the Employee will not solicit any Past, Present, or Potential Clients of FAI, FAID or the Employer during the period of employment and for a period thereafter upon and subject to the terms herein provided,

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as any such competition or solicitation by the Employee would damage the
Employer's goodwill among Clients and the general public;

            WHEREAS, the Employee desires to be employed by the Employer and to refrain from competing with the Employer, the DE LLC or any of their respective Controlled Affiliates or soliciting Past, Present or Potential Clients for the periods and upon and subject to the terms herein provided; and

            WHEREAS, the Employee has been employed by the Employer and its predecessors and has, together with his wife, owned the Friess Companies since 1974, has while so employed contributed to the acquisition and retention of Clients, and will continue to seek to acquire and retain Clients and to generate goodwill in the future as an officer, employee and agent of the Employer.

            Initially capitalized terms used and not otherwise defined herein shall have their respective meanings as such terms are defined in the LLC Agreement in the form executed and delivered by the parties thereto on the date hereof (a conformed copy of which is attached hereto as Exhibit A), or as such terms may be defined in any subsequent amendment to such Agreement solely to the extent the Employee has consented in writing to such amendment.

                                   AGREEMENTS

            In consideration of the premises, the mutual covenants and the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

            SECTION 1. EFFECTIVENESS; TERM OF EMPLOYMENT; COMPENSATION;
EXPENSES.

            (a) This Employment Agreement shall constitute a binding agreement between the parties as of the date hereof; PROVIDED, HOWEVER, that, in the event that the Purchase Agreement is terminated for any reason without the Closing having occurred, this Employment Agreement shall be terminated without further obligation or liability on the part of any party hereto (other than with respect to any breaches of the terms of this Employment Agreement occurring prior to the date of such termination of this Employment Agreement, for which the party breaching this Employment Agreement shall remain liable notwithstanding such termination of the Purchase Agreement or termination of employment, as the case may be).
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            (b) The Employer hereby agrees to employ the Employee for a period of ten (10) years beginning on the Closing Date (the "Term"), and the Employee hereby accepts such employment and agrees to be employed by the Employer for the Term (in each case subject to termination of the Employee's employment solely as provided herein). As consideration for the Employee's performance hereunder, the Employer will pay the Employee for his services during the Term hereof such amounts as shall be determined by the Management Committee or its delegate(s) consistent with the provisions of Article III of the LLC Agreement (including, by way of example and not of limitation, the provisions of Section 3.5(c) of the LLC Agreement with regard to the use of Operating Allocation), subject to such payroll and withholding deductions as are required by law. Consistent with the provisions of Section 3.5(c) of the LLC Agreement, the Employee's compensation (including salary and bonus) will be periodically reviewed and adjusted (with respect to both increases and/or decreases). During the Term, the Employer shall reimburse the Employee for his reasonable out-of-pocket expenses incurred, and make available to the Employee business resources of the Employer, in each case in connection with the business of the Employer, the DE LLC and their respective Controlled Affiliates on a basis consistent with the past practices of FAI and FAID (but taking into account the Employee's level of duties and activities during such period (including without limitation the reductions therein provided for in Section 2 hereof) and the performance of the business of the Employer, the DE LLC and their respective Controlled Affiliates over time).

            (c) For purposes of the definition of "Retirement" set forth in the LLC Agreement, the Employee may Retire (subject to the notification requirements contained in such definition) any time on or after the tenth (10th) anniversary of the Closing Date.

            SECTION 2. OFFICE AND DUTIES. During the Term of this Employment Agreement and while employed by the Employer, the Employee shall hold the following positions and perform the following duties relating to the Employer's businesses and operations during the following respective periods (except to the extent otherwise agreed to in writing by the Employee, the Management Committee and the Manager Member):

            (A) During the first six months immediately following the Closing Date (consistent with his current level of active devotion to his duties at FAI and FAID), the Employee shall be employed as the Chief Executive Officer of the Employer and the Chairman of its Management Committee (and shall hold the same officer positions at the DE LLC but shall not be an employee of the DE LLC), and shall devote substantially all of his working time during such period to those duties and shall, to the best of his ability, perform those duties in a manner which will further the business and interests of the Employer, the DE LLC and their respective Controlled Affiliates;

            (B) During the four and one-half year period immediately following the period described in clause (A) of this Section 2, the Employee shall be employed by the Employer as the Chairman of its Management Committee (and shall hold the same officer position at the DE LLC but shall not be an employee of the DE LLC) on an active basis (but shall no longer be the Chief Executive Officer of the Employer or the DE LLC), and shall devote substantially all of his working time during such period to such duties as Chairman of the Management Committee of the Employer and the DE LLC (which, by way of illustration and not of limitation, shall include periodic attendance at

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      client meetings, attendance at fund board meetings and interviews and other public appearances representing the Company, all consistent with levels of activity prior to the date hereof), and shall, to the best of his ability, perform those duties in a manner which will further the business and interests of the Employer, the DE LLC and their respective Controlled Affiliates; PROVIDED, HOWEVER, that the Employee may request at any time after the third anniversary of the Closing Date to continue his employment with the Employer as Chairman of the Management Committee on a semi-active basis (with a concurrent reduction in his level of activities as Chairman of the Management Committee of the DE LLC) and, upon the written agreement of the Manager Member in its sole discretion that it is appropriate for the Employee to proceed to the level of responsibility described in clause (C) of this Section 2, the Employee's duties and responsibilities shall be governed during the remainder of the Term of this Agreement (and thereafter while employed by the Employer) by clause
      (C) of this Section 2; and

            (C) From and after the end of the period described in clause (B) of this Section 2 and for the remainder of the Term of this Agreement (and thereafter while employed by the Employer), the Employee shall be employed by the Employer as the Chairman of its Management Committee (and shall hold the same officer position at the DE LLC but shall not be an employee of the DE LLC) on a semi-active basis, and shall devote at least a majority of his working time during such period to those duties (provided that no specific number of hours shall be required, so long as his time devoted to the business is appropriate in light of his duties) and shall, to the best of his ability, perform those duties in a manner which will further the business and interests of the Employer, the DE LLC and their respective Controlled Affiliates.

            During the Term of this Employment Agreement (and thereafter while employed by the Employer), the Employee shall be permitted to serve as a member of the board of directors of charitable organizations and private or public companies only if, after notifying AMG of his intent to serve in any such capacity (which notification may be made by telephonic or other reasonable means, provided it is communicated to a member of the senior management of AMG), AMG has not, within five (5) business days after its receipt of such notification, made a Reasonable Objection to such service. A "Reasonable Objection" shall exist if (and only if) such board service (i) would, individually or in the aggregate with the Employee's existing duties in any other similar capacities, materially interfere with the performance of the Employee's duties and responsibilities to the Employer and its Affiliates as described in clauses (A), (B) or (C) above (as applicable), (ii) would conflict (or create the appearance of conflict) with the business of the Employer, AMG or their respective Affiliates, or create the appearance of either full-time involvement with other endeavors or a lack of involvement with the business of the Employer and its Affiliates, (iii) is for or on behalf of an entity that competes with the business of the Employer, AMG or their respective Affiliates or (iv) would otherwise be materially harmful to the Employer, AMG or their respective Affiliates.

            The Employee agrees that the Employee will travel to whatever extent is reasonably necessary in the conduct of the Employer's business, and will otherwise work at the principal business offices of the Employer in Delaware, Wyoming and Arizona (subject to telecommuting on a reasonable basis and consistent with the past practices of the Employer and its predecessors).
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            The Manager Member and the Employer agree that the Employee shall be an "Eligible Person" within the meaning of the LLC Agreement and the DE LLC Agreement for so long as he is employed by the Employer in any of the capacities described in this Section 2 (including without limitation as the semi-active Chairman of the Management Committee).

            SECTION 3. BENEFITS. During the Term of this Employment Agreement, the Employee shall participate, to the extent he is eligible and in a manner and to an extent that is fair and appropriate in light of his position and duties with the Employer at such time, in all bonus, pension, profit sharing, group insurance, or other fringe benefit plans which the Employer may hereafter in its sole and absolute discretion make available generally to its officers pursuant to the provisions of Article III of the LLC Agreement, but the Employer will not be required to establish any such program or plan. The Employee shall be entitled to such vacations and to such reimbursement of expenses as the Employer's policies allow, from time to time, to officers having comparable responsibilities and duties.

            SECTION 4. TERMINATION OF EMPLOYMENT. Notwithstanding any other provision of this Employment Agreement, Employee's employment with the Employer shall be terminated only in the following circumstances:

            (a) At any time by the Manager Member (with prior or concurrent notice to the Management Committee specifying the reasons for the decision), or by the Management Committee (including for all purposes the Employee) with the prior written consent of the Manager Member, if For Cause; or

            (b) At any time by the Management Committee (including for all purposes the Employee) with the prior written consent of the Manager Member, if not For Cause; or

            (c) At any time by the Manager Member, or by the Management Committee (including for all purposes the Employee) with the prior written consent of the Manager Member, upon the Permanent Incapacity of the Employee; or

            (d) Upon the death of the Employee.

            SECTION 5. ALL BUSINESS TO BE THE PROPERTY OF THE EMPLOYER; ASSIGNMENT OF INTELLECTUAL PROPERTY; CONFIDENTIALITY.

            (a) The Employee agrees that any and all presently existing investment advisory businesses of the Employer, the DE LLC and their respective Controlled Affiliates (including business of either of their predecessors, FAI and FAID, or any predecessor thereto), and all businesses developed by the Employer, the DE LLC, any of their respective Controlled Affiliates or any predecessor thereto, including by such Employee or any other employee of the Employer, the DE LLC or any of their respective Controlled Affiliates or any predecessor thereto, including, without limitation, all investment methodologies, all investment advisory contracts, fees and fee schedules, commissions, records, data, client lists, agreements, trade secrets, and any other incident of any business developed by the Employer, the DE LLC, their respective Controlled Affiliates or any predecessor thereto, or earned or carried on by the

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Employee for the Employer, the DE LLC, any of their respective Controlled
Affiliates or any predecessor thereto, and all trade names, service marks and logos under which the Employer, the DE LLC or any of their respective Controlled Affiliates (or any predecessor thereto) do or have done business, and any combinations or variations thereof and all related logos, are and shall be the exclusive property of the Employer, the DE LLC or such Controlled Affiliate, as applicable, for its or their sole use, and (where applicable) shall be payable directly to the Employer, the DE LLC or such Controlled Affiliate (as applicable). In addition, the Employee acknowledges and agrees that the investment performance of the accounts managed by the Employer, the DE LLC or any Controlled Affiliate of either of them (or any predecessor thereto, including without limitation FAI or FAID, and any predecessors thereto) was attributable to the efforts of the team of professionals at the Employer, the DE LLC, such Controlled Affiliate or such predecessor thereto, and not to the efforts of any single individual or subset of such team of professionals, and that therefore, the performance records of the accounts managed by the Employer, the DE LLC or any of their respective Controlled Affiliates (or any predecessor to any of them) are and shall be the exclusive property of the Employer, the DE LLC or such Controlled Affiliate, as applicable (and not of any other Person or Persons).

            (b) The Employee acknowledges that, in the course of performing services hereunder and otherwise (including, without limitation, for the Employer's predecessors, FAI and FAID or any predecessor thereto), the Employee has had, and will from time to time have, access to information of a confidential or proprietary nature, including without limitation, all confidential or proprietary investment methodologies, trade secrets, proprietary or confidential plans, client identities and information, client lists, service providers, business operations or techniques, records and data ("Intellectual Property") owned or used in the course of business by the Employer, the DE LLC or their respective Controlled Affiliates. The Employee agrees always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (otherwise than in the regular business of the Employer, the DE LLC and their respective Controlled Affiliates or as required by court order or by law (after consultation with outside counsel)) any Intellectual Property of the Employer, the DE LLC or any Controlled Affiliate of either of them unless such information can be shown to be publicly available (other than as a result of a breach of this paragraph (b) by the Employee). At the termination of the Employee's services to the Employer and its Affiliates, all data, memoranda, client lists, notes, programs and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Employee's possession or control, shall be returned to the Employer and remain in its possession.

            (c) The Employee acknowledges that, in the course of entering into this Employment Agreement, the Employee has had and, in the course of the operation of the Employer and any Controlled Affiliates thereof, the Employee will from time to time have, access to Intellectual Property owned by or used in the course of business by AMG. The Employee agrees, for the benefit of the Employer and its Members, and for the benefit of the Manager Member and AMG, always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (otherwise than at the Manager Member's request or by court order or by law (after consultation with outside counsel)) any knowledge or information regarding Intellectual Property (including, by way of example and not of limitation, the transaction structures utilized by AMG) of AMG unless such information can be shown to be publicly available (other than as a result of a breach of this paragraph (c) by the Employee). At the

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termination of the Employee's service to the Employer and its Affiliates, all data, memoranda, documents, notes and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Employee's possession or control shall be returned to AMG and remain in its possession.

            (d) The provisions of this Section 5 shall not be deemed to limit any of the rights of the Employer or the Members under the LLC Agreement or under applicable law, but shall be in addition to the rights set forth in the LLC Agreement and those which arise under applicable law.

            SECTION 6. NON-COMPETITION COVENANT.

            (a) Until the later of (i) two (2) years following the termination of the Employee's employment with the Employer and all of its Affiliates or (ii) twelve (12) years from the Closing Date, the Employee shall not, directly or indirectly, engage in any Prohibited Competition Activity.

            (b) In addition to, and not in limitation of, the provisions of
Section 6(a), the Employee agrees, for the benefit of the Employer, the Manager Member and their respective Affiliates, that from and after the termination of the Employee's employment with the Employer and its Affiliates and until the later of (i) two (2) years following the termination of the Employee's employment with the Employer and all of its Affiliates or (ii) twelve (12) years from the Closing Date, the Employee shall not, directly or indirectly, whether as owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant, or in any other capacity, on behalf of himself or any Person other than the Employer, the DE LLC and their respective Controlled
Affiliates:

                  (i) provide Investment Management Services to any Person that is a Past, Present or Potential Client, PROVIDED, HOWEVER, that this clause (i) shall not be applicable to Clients (including Potential Clients) who are also members of the Immediate Family of the Employee;

                  (ii) solicit or induce, whether directly or indirectly, any Person for the purpose (which need not be the sole or primary purpose) of
      (A) causing any funds (other than funds of which the Employee and/or members of his Immediate Family are the sole beneficial owners, subject to those restrictions relating thereto set forth in the Purchase Agreement) with respect to which the Employer, the DE LLC or any of their respective Controlled Affiliates provides Investment Management Services to be withdrawn from such management, or (B) causing any Client (including any Potential Client) not to engage the Employer, the DE LLC or any of their respective Controlled Affiliates to provide Investment Management Services for any additional funds, PROVIDED, HOWEVER, that this clause (ii)(B) shall not be applicable to Clients (including Potential Clients) who are also members of the Immediate Family of the Employee;

                  (iii) contact or communicate with, whether directly or indirectly, any Past, Present or Potential Clients in connection with Investment Management Services;

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      PROVIDED, HOWEVER, that this clause (iii) shall not be applicable to
      Clients (including Potential Clients) who are also members of the Immediate Family of the Employee; or

                  (iv) (A) solicit or induce, or attempt to solicit or induce, directly or indirectly, any employee or agent of, or consultant to, the Employer, the DE LLC or any of their respective Controlled Affiliates to terminate its, his or her relationship therewith, (B) hire any employee, external researcher or similar agent or consultant, or former employee, external researcher or similar agent or consultant of the Employer, the DE LLC or any of their respective Controlled Affiliates who was employed by or acted as an external researcher or similar agent or consultant of the Employer or the DE LLC (or either of their predecessors, FAI and FAID or any predecessor thereto) or their respective Controlled Affiliates at any time during the two (2) year period preceding such hiring of such Person or (C) work in any enterprise involving Investment Management Services with any employee, external researcher or similar agent or consultant or former employee, external researcher or similar agent or consultant, of the Employer, the DE LLC or any of their respective Controlled Affiliates who was employed by or acted as an agent or consultant to the Employer, the DE LLC (or either of their predecessors, FAI and FAID or any predecessor thereto) or their respective Controlled Affiliates at any time during the two (2) year period preceding the termination of the Employee's employment (excluding for all purposes of this sentence, secretaries and persons holding other similar positions);

PROVIDED, HOWEVER, that this Section 6(b) shall not prohibit any firm, corporation or other business organization of which the Employee is an employee (but of which he is not a holder of any equity or other ownership interests therein, other than holdings of publicly traded stock which (in the aggregate with the holdings of his Affiliates and Immediate Family members) constitutes less than five percent (5%) of the outstanding stock of such entity) from engaging in such activities so long as the Employee can affirmatively demonstrate that he did not cause or induce such activities, has no participation or other involvement in such activities whatsoever and does not assist or facilitate in such activities in any manner (whether through the provision of information or otherwise) and PROVIDED, FURTHER, that Section 6(b)(iv)(C) shall not prohibit the Employee from working at any firm, corporation or other business organization of which the Employee is an employee (but of which he is not a holder of any equity or other ownership interests therein, other than holdings of publicly traded stock which (in the aggregate with the holdings of his Affiliates and Immediate Family members) constitute less than five percent (5%) of the outstanding stock of such entity) provided that (I) such firm, corporation or other business organization has at least one hundred (100) employees as of the date the Employee becomes an employee thereof and (II) the Employee can affirmatively demonstrate that he does not personally work (directly or indirectly) with any employee, external researcher or similar agent or consultant (or former employee, external researcher or similar agent or consultant) described in Section 6(b)(iv)(C).

            For purposes of this Section 6(b), (x) the term "Past Client" shall be limited to those Past Clients who were recipients of Investment Management Services, directly or indirectly, from the Employer or the DE LLC (including either of their predecessors, FAI and FAID or any predecessor thereto) and/or their respective Controlled Affiliates at the date of

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termination of the Employee's employment or at any time during the two (2) years immediately preceding the date of such termination and (y) the term "Potential Client" shall be limited to those Persons to whom an offer (as described in the definition of "Potential Client") to provide Investment Management Services was made within two (2) years prior to the date of termination of the Employee's employment.

            Notwithstanding the provisions of Sections 6(a) and 6(b), the Employee may make passive personal investments in an enterprise which is competitive with AMG or the Employer the shares or other equity interests of which are publicly traded; PROVIDED, his holdings therein, together with any holdings of his Affiliates and members of his Immediate Family, are less than five percent (5%) of the outstanding shares or comparable interests in such entity.

The Employee, the Employer and the Manager Member agree that the periods of time and the unlimited geographic area applicable to the covenants of this Section 6 are reasonable, in view of (i) the Employee's sale to the Manager Member (through FAI and FAID) of his and his wife's ownership interests in the Employer and the DE LLC (including without limitation the resulting transfer of goodwill of the Employer and the DE LLC associated therewith, which goodwill the parties hereto acknowledge will be amortized by the Manager Member over a period of time greater in length than the period of such non-competition covenants, giving the Manager Member and the Employer a continuing protectable interest in the enforcement of such non-competition covenants during the entire stated term thereof)) in connection with the sale of the Friess business provided for in the Purchase Agreement and Management Owner Purchase Agreement, (ii) the Employee's and his wife's receipt (through FAI and FAID) of more than one hundred and fifty million dollars ($150,000,000) at the Closing in connection with the business sale described in the preceding clause (i), (iii) the Employee's retention (through FAI and FAID) of a significant minority membership interest in the Employer and the DE LLC on the Closing Date (and his resulting status as a Non-Manager Member of the Employer and the DE LLC from and after such date),
(iv) the Employee's receipt of the payments specified in Section 1 above, (v) the geographic scope and nature of the business in which the Employer, the DE LLC and their respective Controlled Affiliates are engaged (including the Employer's and the DE LLC's predecessors, FAI and FAID), (vi) the Employee's knowledge of the Employer's and the DE LLC's (and their predecessors, FAI's and FAID's) businesses and (vii) the Employee's relationships with the Employer's and the DE LLC's (and their predecessors, FAI's and FAID's) investment advisory clients. Each of the Employee, the Employer and the Manager Member acknowledges and agrees that it has been represented by legal counsel in connection with the transactions contemplated hereby. However, if such period or such area nonetheless should be adjudged unreasonable in any judicial proceeding, then the period of time shall be reduced by such number of months or such area shall be reduced by elimination of such portion of such area, or both, as are deemed unreasonable, so that this covenant may be enforced in such maximum area and during such maximum period of time as are adjudged to be reasonable.

            (c) The Employee agrees (on behalf of himself and parties under his control) not to make any communication to any third party (including, by way of example and not of limitation, any Client (including Potential Clients) or employee of the Employer, AMG or any other Affiliate of AMG), which would, or is reasonably likely to, disparage, create a negative impression of, or in any way be harmful to the business or business reputation of the Employer, AMG, any of AMG's other Affiliates or their respective successors and assigns, and the then current and former officers, directors, partners, members and employees of each of the foregoing.

            (d) The Manager Member agrees that none of the senior executives of the Manager Member or AMG will make any communication to any third party (including, by way of example and not of limitation, any Client (including Potential Clients) or employee of the Employer) which would, or is reasonably likely to, disparage, create a negative impression of, or in any way be harmful to the business reputation of the Employee.

            SECTION 7. NOTICES. All notices hereunder shall be in writing and shall be delivered, sent by recognized overnight courier or mailed by registered or certified mail, postage and fees prepaid, to the party to be notified at the party's address shown below. Notices which are hand delivered or delivered by recognized overnight courier shall be effective on delivery. Notices which are mailed shall be effective on the third day after mailing.

                  (i) If to the Employer:

                  Friess Associates, LLC
                  115 East Snow King Avenue
                  Jackson, WY  83001
                  Attention: Chief Executive Officer
                  Facsimile No.:

                  with a copy to:

                  Affiliated Managers Group, Inc.
                  Two International Place, 23rd Floor
                  Boston, MA  02110
                  Attention: Nathaniel Dalton, Executive Vice President Facsimile No.: (617) 747-3380

                  (ii) if to the Employee, to the most recent address of the Employee on file with the Employer.

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, NY 10036
                  Attention: Russell G. D'Oench
                  Facsimile No.: (212) 735-2000

                  (iii) if to the Manager Member:

                  c/o Affiliated Managers Group, Inc.
                  Two International Place, 23rd Floor
                  Boston, MA 02110

                  Attention: Nathaniel Dalton, Executive Vice President Facsimile No.: (617) 747-3380

                  with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, NY  10017
                  Attention: Robert D. Goldbaum
                  Facsimile No.: (212) 455-2502

unless and until notice of another or different address shall be given as provided herein.

            SECTION 8. THIRD-PARTY BENEFICIARY; ASSIGNABILITY. AMG is an intended third-party beneficiary of the provisions of this Employment Agreement. This Employment Agreement may be assigned by the Employer, AMG or the Manager Member (in each case with respect to its rights hereunder) without the consent of the Employee or the Management Committee, but in the case of the Employer, only to a successor of the business of the Employer; and PROVIDED, HOWEVER, that no such assignment by the Manager Member or AMG shall relieve the Manager Member or AMG (as applicable) of its respective obligation to make any payment pursuant to that certain Put Option Agreement with the Employee of even date herewith (except to the extent otherwise expressly provided therein with respect to AMG). This Employment Agreement shall be binding upon and inure to the benefit of the Employer and the Manager Member, and to any person or firm who may succeed to substantially all of the assets of the Employer or the Manager Member. This Employment Agreement shall not be assignable by the Employee.

            SECTION 9. ENTIRE AGREEMENT. This Employment Agreement contains the entire agreement between the Employer and the Employee with respect to the subject matter hereof, and from and after the Closing supersedes all prior oral and written agreements between the Employer and the Employee with respect to the subject matter hereof, including without limitation any oral agreements relating to compensation. In the event of any conflict between the provisions hereof and of the LLC Agreement, the provisions hereof shall control.

            SECTION 10. REMEDIES UPON BREACH.

            (a) In the event that the Employee breaches any of the non-competition or non-solicitation provisions of this Employment Agreement (or otherwise violates any of the stated terms of any such provisions) (including without limitation following the termination of his employment with the Employer and its Affiliates), and in any such case such breach or violation has resulted or is reasonably likely to result in harm that is not immaterial or insignificant to (x) AMG or any of its Controlled Affiliates (other than the Employer, the DE LLC and their respective Controlled Affiliates), or (y) the Employer, the DE LLC and their respective Controlled Affiliates (taken as a whole), then in any such case (A) the Employee (and any related Non-Manager Member and Permitted Transferees thereof) shall forfeit its right to receive any payment for its LLC Interests under Section 3.11 or Section 7.1 of the LLC Agreement and for its DE LLC Interests under Section 3.11 or Section 7.1 of the DE LLC

Agreement, although it shall cease to be a Non-Manager Member in accordance with the provisions of Section 3.11 of the LLC Agreement and a "Non-Manager Member" of the DE LLC in accordance with the provisions of Section 3.11 of the DE LLC Agreement (provided that this clause (A) shall not apply to Subsequent Purchase LLC Points until such time as it has become objectively determinable that AMG will not be required to consummate the Subsequent Purchase pursuant to Section 12 of the Purchase Agreement, at which time such Subsequent Purchase LLC Points shall become subject to this clause (A)), (B) AMG (and any of its assignees thereunder) shall have no further obligations under any promissory note theretofore issued to the Employee (or to any related Non-Manager Member or Permitted Transferee thereof) pursuant to Section 3.11 of the LLC Agreement or
Section 3.11 of the DE LLC Agreement, (C) the Manager Member (and any of its assignees thereunder) shall have no further obligations under any Contingent Consideration theretofor issued to the Employee (or to any related Non-Manager Member or Permitted Transferee thereof) pursuant to Section 3.11 or 7.1 of the LLC Agreement or any "Contingent Consideration" theretofor issued to the Employee (or to any related "Non-Manager Member" or "Permitted Transferee" thereof) pursuant to Section 3.11 or 7.1 of the DE LLC Agreement, and (D) the Employer and the DE LLC shall be entitled to withhold any other payments to which the Employee (or its related Non-Manager Member) otherwise would be entitled to offset damages resulting from such breach; PROVIDED, HOWEVER, that the Employer and the DE LLC shall not be permitted to withhold any compensation, distribution or other payments that the Employee (or its related Non-Manager Member) is otherwise entitled to receive out of the Operating Allocation or the Owners' Allocation of the Employer or the DE LLC absent either an admission of such breach by the Employee (or its related Non-Manager Member) or the rendering of a settlement, judgment or arbitral decision establishing such breach.

            (b) The Employee agrees that any breach of the provisions of this Employment Agreement by the Employee could cause irreparable damage to the Employer and the other Members, and that the Employer (by action of the Management Committee) and the Manager Member shall have the right to an injunction or other equitable relief (in addition to other legal remedies) to prevent any violation of the Employee's obligations hereunder.

            SECTION 11. ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this Employment Agreement or the breach hereof or otherwise arising out of the Employee's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in New Castle County, Delaware in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators, except that the arbitrator shall apply the law as established by decisions of the U.S. Supreme Court, the Court of Appeals for the Third Circuit and the U.S. District Court for the District of Delaware in deciding the merits of claims and defenses under federal law or any state or federal antidiscrimination law, and any awards to the Employee for violation of any antidiscrimination law shall not exceed the maximum award to which the Employee would be entitled under the applicable (or most analogous) federal antidiscrimination or civil rights laws. In the event that any person or entity other than the Employee, the Employer or the Manager Member may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties covenant that they will participate in the arbitration in good faith. Each party to such arbitration shall bear its own costs and expenses in connection therewith. This Section 11 shall be specifically enforceable. Notwithstanding the foregoing, this Section 11 shall not preclude any party hereto from pursuing a court action for the sole purpose of obtaining a temporary restraining order and/or a preliminary injunction in circumstances in which such relief is appropriate; PROVIDED, that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 11. Furthermore, this Section 11 shall not be construed in any way to prevent the Employer or the Manager Member from pursuing a court action against any person not a party to this Agreement for claims under local, state or federal law.

            SECTION 12. CONSENT TO JURISDICTION. To the extent that any court action is permitted consistent with or to enforce Section 6 of this Employment Agreement, the parties hereby consent to the jurisdiction of the Chancery Court of the State of Delaware and the United States District Court for the District of Delaware and the courts of original jurisdiction in Wyoming for the geographical area including Jackson, Wyoming. Accordingly, with respect to any such court action, the Employee (a) submits to the personal jurisdiction of such courts; (b) consents to service of process at the address determined pursuant to the provisions of Section 7 hereof; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process. Nothing contained in this section shall affect the right of the Employer or the Manager Member to serve legal process in any other manner permitted by law or affect the right of the Employer or the Manager Member to bring any court action against any person not a party to this Agreement for claims under local, state or federal law.

            SECTION 13. THIRD-PARTY AGREEMENTS AND RIGHTS.

            (a) The Employee hereby confirms that the Employee is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Employee's use or disclosure of information or the Employee's engagement in any business. The Employee represents to the Employer that the Employee's execution of this Employment Agreement, the Employee's employment with the Employer and the performance of the Employee's proposed duties for the Employer will not violate any obligations the Employee may have to any such previous employer or other party. In the Employee's work for the Employer, the Employee will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Employee will not bring to the premises of the Employer any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

            (b) The Employee agrees to provide written notice of the provisions of Section 6 of this Agreement (and shall provide a copy of such notice concurrently to the Employer), together with a copy thereof, to any enterprise engaged in whole or in part in the provision of Investment Management Services for which the Employee acts as an employee following his termination of employment with the Employer prior to acting in such capacity.

            SECTION 14. LITIGATION AND REGULATORY COOPERATION. During and after the Employee's employment, the Employee shall cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer or the Manager Member or their Affiliates which relate to events or occurrences that transpired while the Employee was employed by the Employer (including, without limitation, its predecessor, the Manager Member, or any predecessor thereto). The Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer or the Manager Member or their Affiliates at mutually convenient times. During and after the Employee's employment, the Employee also shall cooperate fully with the Employer, the Manager Member and their Affiliates in connection with any investigation or review of any federal, state or local regulatory, quasi-regulatory or self-governing authority (including, without limitation, the Securities and Exchange Commission) as any such investigation or review relates to events or occurrences that transpired while the Employee was employed by the Employer (including, without limitation, its predecessor, the Manager Member, and any predecessor thereto). The Employer shall reimburse the Employee for any reasonable out-of-pocket expenses incurred in connection with the Employee's performance of obligations pursuant to this Section 14.

            SECTION 15. WAIVERS AND FURTHER AGREEMENTS. Neither this Employment Agreement nor any term or condition hereof, including without limitation the terms and conditions of this Section 15, may be waived or modified in whole or in part as against the Manager Member, the Employer or the Employee, except by written instrument executed by or on behalf of each of the parties hereto other than the party seeking such waiver or modification, expressly stating that it is intended to operate as a waiver or modification of this Employment Agreement or the applicable term or condition hereof, it being understood that any action under this Section 15 on behalf of the Employer may be taken only with the approval of the Manager Member as the Manager Member of the Employer. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Employment Agreement.

            SECTION 16. AMENDMENTS; EMPLOYER'S CONSENTS. This Employment Agreement may not be amended, nor shall any change, modification, consent, or discharge be effected except by written instrument executed by or on behalf of the party against whom enforcement of any change, modification, consent or discharge is sought, provided that any action under this Section 16 on behalf of the Employer may be taken only with the prior written approval of the Manager Member. Whenever under this Agreement the consent of the Employer is required, that consent shall only be effective if given with the prior written consent of the Manager Member.

            SECTION 17. SEVERABILITY. If any provision of this Employment Agreement shall be held or deemed to be invalid, inoperative or unenforceable in any jurisdiction or jurisdictions, because of conflicts with any constitution, statute, rule or public policy or for any other reason, such circumstance shall not have the effect of rendering the provision in question unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provisions herein contained unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Employment Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, or unenforceable provision had never been contained herein and such provision reformed so that it would be enforceable to the maximum extent permitted in such jurisdiction or in such case.

            SECTION 18. GOVERNING LAW. This Employment Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to any rules or principles regarding conflicts or choice of law, or any rule or canon of construction which interprets agreements against the drafting party.

            SECTION 19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF the parties have executed this Employment Agreement as of the date first above written.


                                    FRIESS ASSOCIATES, LLC


                                    By: /s/ Foster S. Friess
                                       ---------------------------------------
                                        Name:  Foster S. Friess
                                        Title: President


                                    FA (WY) ACQUISITION COMPANY, INC., as the
                                    Manager Member from and after the Closing


                                    By: /s/ Seth W. Brennan
                                       ---------------------------------------
                                        Name: Seth W. Brennan
                                        Title: Executive Vice President



                                    EMPLOYEE:

                                    /s/ Foster S. Friess
                                    ---------------------------------------
                                    Foster S. Friess


                             [Employment Agreement]